Exhibit 10.1
                                                                    ------------

                                                                  EXECUTION COPY






                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                            CENTERBROOK HOLDINGS LLC

SCHEDULES

Schedule A    -    Addresses for Notices

Schedule B    -    Allocations

EXHIBITS

Exhibit A     -    Members and Membership Interests

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            CENTERBROOK HOLDINGS LLC

     THIS LIMITED LIABILITY COMPANY AGREEMENT OF CENTERBROOK HOLDINGS LLC, a Delaware limited liability company (the "COMPANY"), dated as of June 28, 2006, is entered into by and among Charter Mac Corporation, a Delaware corporation, and IXIS Financial Products Inc., a Delaware corporation, as the members.

     WHEREAS, the Company was formed under the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.) (as amended from time to time, the "COMPANY ACT"), by the filing of a Certificate of Formation of the Company with the Delaware Secretary of State on December 20, 2005 (as amended from time to time, the "CERTIFICATE");

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE 1
                                  DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "ADDITIONAL CAPITAL" has the meaning set forth in 4.2(a).

     "ADMINISTRATOR" means Charter Capital LLC, as Administrator under the Administrative Services Agreement, or any successor pursuant to the terms of the Administrative Services Agreement.

     "ADMINISTRATIVE SERVICES AGREEMENT" means the Administrative Services Agreement dated as of June 28, 2006 between the Company and the Administrator, or any successor agreement with a successor Administrator, as amended from time to time.

     "AFFILIATE" means, with respect to any Entity, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, any such Entity and, if such Person is an individual, any member of the immediate family (including without limitation parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, PROVIDED that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "AGREEMENT" means this Limited Liability Company Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

     "AVAILABLE CASH" means, with respect to the applicable period, the excess, if any, of

          (a) the gross cash receipts of the Company and its Subsidiaries for such period from all sources whatsoever, including cash released by the Board of Managers from previously established reserves, plus any previously undistributed Available Cash from any prior period, over

          (b) the total cash paid by the Company and its Subsidiaries during such period for all purposes of the Company whatsoever.

Notwithstanding the foregoing, Available Cash shall not include any cash received by the Company, but set aside at the discretion of the Board of Managers, as reserves.

     "BOARD OF MANAGERS" means, the five members comprising the management committee of the Company, four of which are appointed from time to time by the Charter Member, and one of which is appointed from time to time by the Special Member.

     "CAPITAL CONTRIBUTION" means, with respect to any Member, any cash which such Member contributes or is deemed to contribute to the Company pursuant to
Section 4.1 or 4.2.

     "CAPITAL MODEL" has the meaning set forth in the Centerbrook Operating Agreement.

     "CENTERBROOK" means Centerbrook Financial LLC, a Delaware limited liability company.

     "CENTERBROOK OPERATING AGREEMENT" means the Limited Liability Company Agreement of Centerbrook, dated as of June 28, 2006, entered into by the Company, as amended from time to time.

     "CERTIFICATE" has the meaning set forth in the preamble.

     "CHARTERMAC" means CharterMac, a Delaware statutory trust.

     "CHARTERMAC EVENT" means any of the following: (a) any representation or warranty made by CharterMac in the CharterMac Guarantee shall prove to have been incorrect when made or deemed made; (b) CharterMac shall fail to observe or perform any covenant contained in Section 4.01 of the CharterMac Guarantee and such failure shall continue unremedied for a period of 5 or more Business Days; and (c) CharterMac shall fail to observe or perform any covenant contained in
Section 4.02 of the CharterMac Guarantee.

     "CHARTERMAC GUARANTEE" means the Guarantee Agreement, dated as of June 28, 2006, between IXIS Financial Products Inc. and CharterMac, as amended from time to time.

     "CHARTER MEMBER" means Charter Mac Corporation, a Delaware corporation, in such Person's capacity as a member of the Company, including its permitted successors and assigns.

     "CHARTER MEMBER INTEREST" means the Membership Interest of the Charter Member in the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "COMMITMENT PERIOD" has the meaning set forth in Section 4.1(a).

     "COMMITMENTS" means the Original Commitments and the Special Commitments.

     "COMPANY" has the meaning set forth in the preamble.

     "COMPANY ACT" has the meaning set forth in the preamble.

     "COMPANY AUDITOR" means Deloitte & Touche LLP.

     "COMPANY YEAR" means each fiscal year of the Company, which shall be the calendar year beginning on January 1 and ending on December 31.

     "CREDIT ENHANCEMENT BUSINESS" means any of the following:

          (a) Credit enhancement of tax exempt or taxable multi-family revenue bonds or other debt obligations relating to multi-family real estate, including multi-family real estate that is newly constructed or under construction or rehabilitation or relating to existing properties.

          (b) Credit enhancement of TOB Tax-Exempt Certificates relating to individual or pooled multi-family housing revenue bonds held by a trust or other investment vehicle.

          (c) Credit enhancement of Tax Credit Investments, including the returns and tax benefits realized by Pass Through Entities which invest directly or through Pass Through Entities in multi-family properties anticipated to be entitled to Tax Credits, including Local Partnerships.

          (d) Issuance of recapture bonds to be provided to the IRS to avoid a recapture of Tax Credits in accordance with Section 42 of the Code following a change of ownership of multi-family real estate or the entities owning such multi-family real estate.

     "ENTITY" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, statutory trust, real estate investment trust, limited liability company, limited liability partnership, cooperative, association or other legal entity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "FORCED SALE" means the sale of all or substantially all of the assets and properties of the Company in a bona fide arm's length transaction to or with a Person not otherwise an Affiliate of the Company or CharterMac or a Subsidiary thereof or any of the Company's Members.

     "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

     "INDEMNITEE" means

          (a) any Person that is made a party to, or is a witness in, or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of such Person's status as

               (i) a Member or an Affiliate of a Member,

               (ii) an officer or director of the Company,

               (iii) a director or officer of a Member or an Affiliate of a Member,

               (iv) a director, trustee, member, or officer of any other Entity, if such Person is serving in such capacity at the request of the Company or the Board of Managers,

               (v) a member of the Board of Managers, or

               (vi) the Administrator, or an officer or director of the Administrator; and

          (b) such other Persons (including Affiliates of a Member or the Company) as the Board of Managers may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

     "INTEREST RATE" means the prime rate of interest published from time to time by Bank of America, N.A., or its successor, or, if such rate is not published, as determined by the Board of Managers by any other reasonable means.

     "IRS" means the Internal Revenue Service of the United States.

     "IXIS BOARD MEMBER" means the member of the Board of Managers appointed by the Special Member, if the Special Member is IXIS Financial Products Inc. or any Affiliate thereof.

     "LIEN" means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

     "LIQUIDATING EVENT" has the meaning set forth in Section 13.1 hereof.

     "LIQUIDATOR" has the meaning set forth in Section 13.2 hereof.

     "LOCAL PARTNERSHIPS" has the meaning set forth in the definition of "Tax Credit Investments".

     "MEMBER" means the Charter Member, Special Member or any other holder of Membership Interests in the Company other than an Other Equity holder admitted as a member of the Company, and "MEMBERS" means the Charter Member, the Special

Member and each other holder, if any, of Membership Interests in the Company other than an Other Equity holder admitted as a member of the Company collectively.

     "MEMBERSHIP INTEREST" means an ownership interest in the Company of a Member representing a Capital Contribution by such Member and includes a limited liability company interest and any and all benefits to which the holder of such Membership Interest may be entitled as provided in this Agreement or in the Company Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest shall be expressed as a number of Units.

     "ORIGINAL COMMITMENT" has the meaning set forth in Section 4.1(a).

     "ORIGINAL  COMMITMENT  PERMITTED  PURPOSES"  has the  meaning  set forth in
Section 4.1(a).

     "ORIGINAL MEMBERS" means the Charter Member and the Special Member.

     "OTHER EQUITY" has the meaning set forth in Section 4.3(a).

     "PASS THROUGH ENTITY" means any entity which is a pass through entity for federal income tax purposes.

     "PERCENTAGE INTEREST" means, at any time, with respect to a Member, the ratio that (i) the number of such Member's Units at such time bears to (ii) the total number of Units of all Members of the Company at such time, expressed as a percentage. The initial Percentage Interest for each Member as of the date of this Agreement shall be set forth in Exhibit A attached hereto.

     "PERSON" means an individual or Entity.

     "PUT DEFAULT" means the failure of Charter Mac Corporation to purchase any or all of the Units and warrants as required and in accordance with Section 4 of the Warrant Agreement.

     "QUARTER" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

     "RATING AGENCY" has the meaning set forth in the Centerbrook Operating Agreement.

     "REGULATIONS" means the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "SPECIAL COMMITMENT" has the meaning set forth in Section 4.1(b).

     "SPECIAL  COMMITMENT  PERMITTED  PURPOSES"  has the  meaning  set  forth in
Section 4.1(b).

     "SPECIAL   MEMBER"  means  IXIS   Financial   Products   Inc.,  a  Delaware
corporation, in such Person's capacity as a member of the Company, including its permitted successors and assigns.

     "SUBSIDIARY" means, with respect to any Person, any Entity of which a majority of

          (a) the voting power of the voting equity securities or

          (b) the outstanding equity interests,

is owned, directly or indirectly, by such Person.

     "SUBSTITUTED MEMBER" means any Person to whom Units are Transferred in accordance with Article 11 hereof and who is admitted to the Company as a member of the Company in connection therewith.

     "TAX CREDITS" means new market tax credits, low-income housing tax credits, state low-income housing tax credits, historic rehabilitation tax credits, state historic rehabilitation tax credits, home ownership tax credits (if such credits are enacted as part of the Code) and similar tax credits established by state programs, as well as depreciation and losses derived from the single-family and multi-family affordable housing transactions owned by any Local Partnerships that are allocated to the limited partner or member of such Local Partnership in accordance with Section 42 of the Code and any applicable state legislation.

     "TAX CREDIT INVESTMENTS" means ownership interests in limited partnerships or limited liability companies (the "LOCAL PARTNERSHIPS") in respect of which certain Tax Credits are allocated to such Local Partnerships.

     "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

     "TOB TAX-EXEMPT CERTIFICATES" has the meaning set forth in the Centerbrook Operating Agreement.

     "TRANSFER" as a noun, means any sale, assignment, conveyance, pledge, hypothecation, gift, encumbrance or other transfer, and as a verb, means to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer.

     "WARRANT AGREEMENT" means the Unitholder and Warrant Agreement, dated as of June 28, 2006, among the Company, IXIS Financial Products Inc. and Charter Mac Corporation, as amended from time to time.

     "WIND-DOWN EVENT" has the meaning set forth in the Centerbrook Operating Agreement.

     "UNIT" means a fractional, undivided share of the Membership Interests of all Members issued pursuant to Sections 4.1 and 4.2. The number of Units outstanding in the Company are set forth in Exhibit A, as such Exhibit may be amended from time to time in accordance with Section 14.1.

     Certain additional terms and phrases have the meanings set forth in the preamble and text of this Agreement.

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

     2.1  Continuation
          ------------

          The Members hereby agree to continue the Company under and pursuant to the Company Act. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Company Act. The Membership Interest of each Member shall be personal property for all purposes.

     2.2  Name
          ----

          The name of the Company shall continue to be Centerbrook Holdings LLC. The Company's business may be conducted under any other name or names deemed advisable by the Board of Managers.

     2.3  Registered Office and Agent; Principal Office
          ---------------------------------------------

          The address of the registered office of the Company in the State of Delaware and the name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The principal office of the Company shall be 625 Madison Avenue, New York, NY 10022, or such other place as the Board of Managers may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Managers deems advisable.

     2.4  Term
          ----

          The term of the Company commenced on the date of filing of the Certificate and shall continue until the Company is dissolved pursuant to the provisions of Article 13 or as otherwise provided by law.

     2.5  Authorized Person
          -----------------

          The Charter Member is hereby designated as the "authorized person" of the Company within the meaning of the Company Act, and shall execute, deliver and file or authorize persons to execute, deliver or file any amendments and/or restatements of the Certificate and any other certificates (and any corrections, amendments and/or restatements thereof) required or permitted by the Company Act to be filed with the Secretary of State of the State of Delaware.

                                    ARTICLE 3
                                     PURPOSE

     3.1  Purpose and Business
          --------------------

          The purpose and nature of the business to be conducted by the Company is to directly and through Centerbrook and other directly or indirectly owned Subsidiaries engage in the Credit Enhancement Business.

     3.2  Powers
          ------

          In connection with carrying out the purpose and business of the Company set forth in Section 3.1, and subject to the terms and conditions of this Agreement, the Company shall have full power and authority to enter into, perform, and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other Lien, and, directly or indirectly, to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company.

                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

     4.1  Capital Contributions of the Members
          ------------------------------------

          (a) ORIGINAL COMMITMENTS. On the terms and conditions set forth in this Section 4.1 and for any Original Commitment Permitted Purpose, (i) the Charter Member hereby unconditionally commits to make capital contributions to the Company in cash up to an aggregate amount of $270 million as a capital contribution at any time and from time to time during the period of five (5) years commencing on the date hereof (the "COMMITMENT PERIOD") and
     (ii) the Special Member hereby unconditionally commits to make capital contributions to the Company in cash up to an aggregate amount of $30 million as a capital contribution at any time and from time to time during the Commitment Period (each such commitment, a "ORIGINAL Commitment"). The Board of Managers, in its sole discretion, shall have the right (but shall not be obligated notwithstanding any fiduciary duty it may have to the Company, the Members or the creditors of the Company) to call upon the
     Original Members to make contributions at any time and from time to time during the Commitment Period up to, and ratably in proportion to, the aggregate amount of their respective Original Commitments for the following purposes (collectively, the "ORIGINAL COMMITMENT PERMITTED PURPOSES"): (1) in order to pay operating expenses of the Company and (2) to make a capital contribution to Centerbrook for use by Centerbrook (v) to incur new credit enhancement obligations in the Credit Enhancement Business, (w) to meet then-existing credit enhancement obligations in the Credit Enhancement Business or to comply with requirements set forth by the Rating Agencies applicable to Centerbrook, (x) to pay "Administrative Expenses" (as defined in the Centerbrook Operating Agreement) and other operating expenses of Centerbrook, (y) to provide funds necessary to comply with the Capital Model, and (z) to make "Project Investments" (as defined in the Centerbrook Operating Agreement). The Original Members acknowledge that their obligation to make said capital contributions is absolute and unconditional and the rights of the Company shall not be subject to any defense, set-off, counterclaim or recoupments which the Original Members may have against the Company or by reason of any indebtedness or liability at any time owing by the Company to the Original Members or by the Original Members to each other. Any request by the Board of Managers under this clause (a) shall be given by notice to the Original Members in writing of (i) the total amount of the Original Commitment being called and each Original Member's pro rata share thereof, (ii) the related Original Commitment Permitted Purpose, and
     (iii) the date each Original Member's capital is due and payable, which date shall be not less than 10 business days after such notice has been given.

          (b) SPECIAL COMMITMENTS. On the terms and conditions set forth in this
     Section 4.1 and for any Special Commitment Permitted Purpose, from and after the date on which the Original Commitments have been fully called,
     (i) the Charter Member hereby unconditionally commits to make capital contributions to the Company in cash up to an aggregate amount of $54 million as a capital contribution at any time and from time to time during the Commitment Period and (ii) the Special Member hereby unconditionally commits to make capital contributions to the Company in cash up to an aggregate amount of $6 million as a capital contribution at any time and from time to time during the Commitment Period (each such commitment, a "SPECIAL COMMITMENT"). The Board of Managers, in its sole discretion, shall have the right (but shall not be obligated notwithstanding any fiduciary duty it may have to the Company, the Members or the creditors of the Company) to call upon the Original Members to make contributions at any time and from time to time during the Commitment Period up to, and ratably in proportion to, the aggregate amount of their respective Special Commitments for the following purposes (collectively, the "SPECIAL COMMITMENT PERMITTED PURPOSES"): to make a capital contribution to Centerbrook for use by Centerbrook (x) to cure any "Capital Model

     Deficiency Amount" as determined by the Capital Model in connection with the then-existing credit enhancement obligations of Centerbrook and (y) as shall be required in order for Centerbrook to maintain its "AAA" (or equivalent) counterparty rating with the Rating Agencies (if applicable) or to otherwise prevent an event of the type described in Section 12.1(f) of the Centerbrook Operating Agreement from occurring. The Original Members acknowledge that their obligation to make said capital contributions is absolute and unconditional and the rights of the Company shall not be subject to any defense, set-off, counterclaim or recoupments which the Original Members may have against the Company or by reason of any indebtedness or liability at any time owing by the Company to the Original Members or by the Original Members to each other. Any request by the Board of Managers under this clause (a) shall be given by notice to the Original Members in writing of (i) the total amount of the Special Commitment being called and each Original Member's pro rata share thereof, (ii) the related Special Commitment Permitted Purpose, and (iii) the date each Original Member's capital is due and payable, which date shall be not less than 10 business days after such notice has been given.

          (c) FAILED CONTRIBUTIONS. If a Member fails to make any Capital Contribution requested under clause (a) or clause (b) above prior to the expiration of the applicable due date (any such non-contributing party is referred to in this clause (c) as the "DEFAULTING MEMBER"; and each Member that actually funded its pro rata share of the requested Capital Contribution is referred to in this clause (c) as a "CONTRIBUTING MEMBER"), the Board of Managers shall give prompt notice of such failure and the amount of the requested Capital Contribution not funded to the Company (such amount is hereinafter referred to as the "FAILED CONTRIBUTION") and within 30 business days after the date of such notice, a Contributing Member may elect to fund the Failed Contribution. The Board of Managers shall continue to have the option to call for the Defaulting Member's pro rata share of the capital called pursuant to clause (a) or clause (b) above, but, with respect to capital calls under clause (b) above, the Board of Managers may, in its sole discretion, call for additional capital under said clause (b) from the other Members without calling for additional capital from the Defaulting Member.

          (d) UNITS. Each Member shall be issued one Unit in the Company for each $100,000 (or fraction thereof) of its Capital Contribution and each Capital Contribution shall be made by the applicable Member in cash. Except as provided in this Section 4.1 and in Section 4.2, no other Units shall be issued by the Company. EXHIBIT A shall be amended upon each Capital Contribution to reflect the additional capital contributed by the relevant Member and any resulting adjustment to a Member's Percentage Interest.

     4.2  Additional Capital Contributions
          --------------------------------

          (a) If the Board of Managers determines, in its sole discretion, (i) at any time that the Members' Commitments have not been fully utilized, for any purpose related to the Credit Enhancement Business other than an Original Commitment Permitted Purpose or a Special Commitment Permitted Purpose and (ii) from and after the date on which the Members' Commitments have been fully utilized, for any purpose related to the Credit Enhancement Business (PROVIDED that any capital contributions to be made by the Company to any Subsidiary of the Company shall be permitted only if such Subsidiary is a Subsidiary of the Company in which no interest therein is owned by CharterMac or its Affiliates (other than the Company)) that the Company requires additional capital contributions (the "ADDITIONAL CAPITAL"), then the Board of Managers or its designee shall have the right (but shall not be obligated notwithstanding any fiduciary duty it may have to the Company, the Members or the creditors of the Company) to give notice to the Members in writing (the "CALL NOTICE") of (i) the total amount of Additional Capital required and each Member's pro rata share thereof, (ii) the reason the Additional Capital is requested, and (iii) the date each Member's share of the Additional Capital is due and payable, which date shall be not less than 45 business days after the notice has been given.

          (b) Each Member shall have the right to fund its pro rata portion of the amount of each request for Additional Capital, but no Member shall be obligated to fund any such request. If a Member elects, at its sole option, to not contribute the Additional Capital requested in clause (a) above prior to the expiration of the applicable due date (each Member that actually funded its pro rata share of the requested Capital Contribution is referred to in this clause (b) as a "CONTRIBUTING MEMBER"), the Board of Managers shall give prompt notice of such election and the amount of the capital contribution not funded to the Company (such amount is hereinafter referred to as the "Declined Contribution") and within 30 business days after the date of such notice, any Contributing Member may elect to fund the Declined Contribution.

          (c) If, at any time, the Special Member's Percentage Interest is less than 5% (which Percentage Interest shall be determined for purposes of this clause (c) excluding from the denominator thereof Units owned by Persons other than the Special Member, the Charter Member and their respective Affiliates) and the aggregate amount of the Capital Contributions made by the Special Member is less than $50,000,000, the Special Member shall no longer have the right to appoint a member of the Board of Managers. If the Special Member loses its right to appoint a member to the Board of

     Managers, but, thereafter, its Percentage Interest or aggregate capital contribution exceeds either of such levels, its right to appoint a member of the Board of Managers shall be reinstated, for so long as either of such levels are met. If the Special Member does not have the right to appoint a member of the Board of Managers pursuant to this Section 4.2(c), then the Company shall permit a representative of the Special Member (the "OBSERVER") to attend each meeting of the Board of Managers (in person or via telephone), in a non-voting capacity. The Company shall send to the Observer the notice of the time and place of each such meeting in the same manner and at the same time as it shall send such notice to the members of the Board of Managers. The Company shall also provide the Observer with copies of all reports, minutes, consents and other information at the same time and in the same manner as such information is provided to the members of the Board of Managers.

     4.3  Issuance of Additional Membership  Interests;  Admission of Additional
          ----------------------------------------------------------------------
          Members
          -------

          (a) The Board of Managers is authorized, without the consent of any Member (except as provided in Section 7.2), to cause the Company or its Subsidiaries to issue additional classes of equity (the "OTHER EQUITY") in one or more series or classes, or in one or more series of any such class which may be senior to the Units, which may include preferred equity entitling the investor to receive statutory credits or other recognition in consideration of its ratings under the Community Reinvestment Act or other similar federal or state legislation, on such terms and conditions, as the Board of Managers shall establish in each case, subject to Delaware law, including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit with respect to the holder of the Other Equity, (ii) the rights of the holder of the Other Equity to share in Company distributions, and (iii) the rights of the holder of the Other Equity upon dissolution and winding up of the Company. The Special Member shall have the right to acquire, on the same terms and conditions, its pro rata share, based on its Percentage Interest, of the Other Equity issued pursuant to this clause (a). The Company shall provide the Special Member not less than 30 days notice describing the Other Equity to be offered, the proposed offering price of the Other Equity, and the other terms and conditions on which it intends to offer the Other Equity. If the Special Member elects to participate in such offering and purchase its pro rata share of the Other Equity, it shall do so by providing the Company written notice thereof by the end of such 30 day period.

          (b) Without the consent of any other Person (except as provided in Section 7.2), the Board of Managers shall have the authority to amend this Agreement to the extent necessary to reflect the rights of the holders of the Other Equity or additional Membership Interests issued in accordance with Section 4.3(a).

          (c) The Board of Managers is authorized to issue warrants on the terms set forth in the Warrant Agreement and to issue Units on exercise thereof on the terms set forth in the Warrant Agreement.

     4.4  No Third Party Beneficiary
          --------------------------

          To the maximum extent permitted by law and except for the rights of Indemnitees under Section 7.5, no creditor or other third party having dealings with the Company shall have the right to enforce the rights or obligations of any Member to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. In extending credit to the Company, to the maximum extent permitted by law, no creditor can rely on any Member's obligation to make Capital Contributions or loans to the Company.

                                    ARTICLE 5
                                  DISTRIBUTIONS

     5.1  Regular Distributions
          ---------------------

          Except for distributions pursuant to Section 13.2 in connection with the dissolution and winding up of the Company, and subject to the provisions of Sections 5.3, 5.4 and 10.5, Available Cash shall be distributed at such times as shall be determined by the Board of Managers, to each Member, pro rata, in accordance with such Member's respective Percentage Interest.

     5.2  Distributions Upon Liquidation
          ------------------------------

          Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after the dissolution and during the period of winding up of the Company shall be distributed to the Members in accordance with Section 13.2.

     5.3  Limitations on Distributions
          ----------------------------

          Notwithstanding any other provision contained in this Agreement, the Company, and the Board of Managers on behalf of the Company, shall not be required to make any distribution to a Member in respect of its interest in the Company if such distribution would violate the Company Act or other applicable law.

                                    ARTICLE 6
                                   ALLOCATIONS

     6.1  Allocations
          -----------

          Items of income, deduction, gain and loss, if any, in each taxable year of the Company shall be allocated to the Members, in accordance with Schedule B.

                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

     7.1  Management
          ----------

          (a) Subject to this Section 7.1 and Section 7.2(f) and Section 7.2(g), full, complete and exclusive discretion to manage and control the business and affairs of the Company is and shall be vested in the Board of Managers, and no Member shall have any authority to act for or bind the Company or any right to participate in or exercise control or management power over the business and affairs of the Company. In addition to the powers now or hereafter granted a managing member of a limited liability company under applicable law or which are granted to the Board of Managers under any other provision of this Agreement, the Board of Managers shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in
     Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof.

          (b) The Board of Managers may from time to time delegate all or any portion of its authority to others, including without limitation agents, officers and other employees of itself or the Company which it or the Company may appoint, hire or contract with at the Company's expense. Such persons may include persons employed by the Charter Member and its
     Affiliates, including persons providing services pursuant to the Administrative Services Agreement.

          (c) (i) Each of the Members agrees that, subject to Section 7.2, each member of the Board of Managers or a designee thereof is authorized to execute, deliver and perform all agreements and transactions on behalf of the Company without any further act, approval or vote of the Members to the fullest extent permitted under the Company Act or other applicable law, rule or regulation.

               (ii) To the fullest extent permitted by law, the execution, delivery or performance by a member of the Board of Managers, a designee thereof or the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Board of Managers of any duty that the Board of Managers may owe the Company or the Members or any other Persons under this Agreement or of any duty stated or implied by law or equity.

     7.2  Board of Managers
          -----------------

          (a) The Board of Managers shall consist of five (5) members and shall have such powers as set forth in this Agreement. Four (4) of the members shall be appointed by the Charter Member (the "CHARTER BOARD MEMBERS") and one (1) of the members shall be appointed by the Special Member, if the Special Member is IXIS Financial Products Inc. or its Affiliate. Notwithstanding anything in this Agreement to the contrary or any duty (fiduciary or otherwise) that might otherwise have existed at law or in equity, and to the fullest extent permitted by applicable law, (i) the IXIS Board Member shall not be deemed to owe any duty (including fiduciary duties) to any Member or any other Person (other than the Special Member), including without limitation in connection with (x) the business of the Company and its Subsidiaries, (y) any action by any Manager or Member pursuant to this Agreement or (z) any approval or withholding of consent contemplated by this Agreement, (ii) whenever in this Agreement the IXIS Board Member is permitted or required to make a decision or to give or withhold approval or consent, the IXIS Board Member shall be entitled to act in its sole discretion and in the interests of the Special Member,
     (iii) the IXIS Board Member shall not have any obligation to otherwise consider the interests of any of the other Members in exercising any rights pursuant to this Agreement and (iv) each of the IXIS Board Member, its officers and employees, and their respective agents and/or representatives shall not be liable to any Member or any other Person (other than the Special Member) for any action or inaction in connection with this Agreement.

          (b) The Charter Member or Special Member, as the case may be, may appoint any alternate for each member appointed to the Board of Managers who shall have the powers of the Board of Managers member in his absence or inability to serve. The Charter Member or Special Member, as the case may be, shall have the sole power to remove any member or alternate member of the Board of Managers appointed by it, by delivery of written notice to the other Member of such removal. Vacancies on the Board of Managers shall be filled by the Member which appointed the Board of Managers member previously holding the position which is then vacant.

          (c) The Board of Managers, shall (but shall not be obligated notwithstanding any fiduciary duty it may have to the Company, the Members or the creditors of the Company), in its sole discretion, be entitled to call upon the Members to make loans to the Company on a pro rata basis in accordance with their Percentage Interests and on such terms as shall be determined by the Board of Managers, in lieu of calling for Additional Capital pursuant to Section 4.2. Notwithstanding the authority of the Board of Managers to call upon the Members to make loans pursuant to this Section 7.2(c), no Member shall be obligated to make such loans to the Company.

          (d) Subject to Section 7.2(f) and Section 7.2(g) each Board of Managers member shall be entitled to cast one vote with respect to any decision made by the Board of Managers, PROVIDED that the members who are actually present at a meeting of the Board of Managers shall be entitled to cast the vote of a member not present at such meeting, with the written consent of such non-attending member on whose behalf a vote is being cast.

          (e) The Board of Managers shall meet at least once each quarter at the offices of the Company (unless such meeting shall be waived by all members thereof) or on the call of either the Charter Member or Special Member or three members of the Board of Managers upon 10 days' notice to the Members and all members of the Board of Managers by telephone, electronic mail, telecopy (with receipt confirmed by sender's fax machine). An agenda for each meeting shall be prepared in advance by the Member or the members of the Board of Managers who called the meeting. Three members of the Board of Managers shall constitute a quorum, except in such cases as stipulated in
     Section 7.2(f) or Section 7.2(g) when the consent of the IXIS Board Member or the Special Member, as the case may be, is required for the proposed action to be taken, in which case a quorum shall only be deemed to be present if the IXIS Board Member or the Special Member, as the case may be, is also present. Subject to Section 7.2(f) and Section 7.2(g), the vote of a majority of the members of the Board of Managers shall be required for all actions of the Board of Managers and for all matters on which the Board of Managers can act under this Agreement. The Board of Managers may act without a meeting if the action taken is approved in advance in writing by a majority of the Members including the IXIS Board Member or the Special Member, as the case may be, where the consent of the IXIS Board Member or the Special Member, as the case may be, is required pursuant to Section 7.2(f) or Section 7.2(g).

          (f) Notwithstanding anything to the contrary set forth in this Agreement, the Board of Managers shall not, without the consent of the IXIS Board Member (unless and to the extent that the Special Member's right to select a member of the Board of Managers has been terminated (and not reinstated) under Section 4.2(c)), which may be granted in its sole and absolute discretion, cause the Company to:

               (i) amend, waive or otherwise modify, or terminate, this Agreement or the Administrative Services Agreement, PROVIDED that the Board of Managers may amend this Agreement to reflect the rights of Additional Units or Other Equity permitted to be issued under this Agreement, subject only to the consent of the IXIS Board Member as to the form of such amendment and, notwithstanding anything to the contrary contained herein, the Special Member may not withhold its consent based on the substance of such amendment;

               (ii) approve the budget under the Administrative Services Agreement for any calendar year if the aggregate amount in such budget exceeds 110% of the aggregate amount in the budget for the immediately preceding calendar year, PROVIDED that if such immediately preceding calendar year is less than a full calendar year, the calculation shall be based on the annualized amount set forth in the budget for such immediately preceding calendar year; or approve any expenditures under the budget as then in effect for any calendar year under the Administrative Services Agreement if the aggregate expenditures under such budget would exceed 110% of the aggregate amount originally set forth in such budget.

               (iii) change the lines of business of the Company or any of its Subsidiaries to any lines of business other than a line of business specified in Section 3.1 of this Agreement;

               (iv) sell, assign or transfer assets of the Company or any of its Subsidiaries (including equity interests in Centerbrook or any other Subsidiary of the Company) outside the ordinary course of business, except to the extent permitted under the Warrant Agreement or in connection with a Forced Sale permitted under clause (xiv) below;

               (v) merge or consolidate with, or convert into, another Entity or acquire the assets of another Entity other than the acquisition of investments made by Centerbrook or other Subsidiaries which investments are related to the Credit Enhancement Business;

               (vi) issue to the Charter Member or its Affiliates additional Units or Other Equity which are senior in any respect to the Units owned by the Special Member;

               (vii) permit any transactions between (x) the Company and/or Centerbrook or any other Subsidiary of the Company on the one hand and
          (y) the Charter Member or any of its Affiliates (other than the Company and its wholly-owned Subsidiaries) or any non-wholly-owned Subsidiary of the Company on the other hand, unless such transaction is on arm's length terms no less favorable than that which could be obtained from an independent third party, other than the Administrative Services Agreement and the issuance of Units to the Charter Member in accordance with the terms hereof;

               (viii) issuance of any equity interest in Centerbrook or any other Subsidiary of the Company to the Charter Member or any of its Affiliates (other than the Company or any of its Subsidiaries);

               (ix) file a petition in bankruptcy or consent to the institution of a bankruptcy proceeding with respect to, or otherwise permit the liquidation, dissolution or winding up of, the Company, Centerbrook or any of its Subsidiaries, except in connection with a Forced Sale permitted under clause (xiv) below;

               (x) appoint any successor Administrator under the Administrative Services Agreement (or appoint any Person to fulfill any of the obligations or duties contained in the Administrative Services Agreement) or consent to the assignment by the Administrator of its rights and obligations under the Administrative Services Agreement;

               (xi) transfer or assign its obligations under the Centerbrook Operating Agreement;

               (xii) permit any changes to the Capital Model that could permit at any time the ratio of (x) the aggregate amount of equity capital contributed to Centerbrook up to such time DIVIDED BY (y) the aggregate notional amount of all CDS (as defined in the Centerbrook Operating Agreement) in the CDS Program (as defined in the Centerbrook Operating Agreement) at such time to be lower than 0.05;

               (xiii) form or acquire, or permit any of its Subsidiaries to form or acquire, any non-wholly-owned Subsidiaries to the extent that any ownership interest therein is held by CharterMac or any of its Affiliates (other than the Company or any of its wholly-owned Subsidiaries);

               (xiv) sell all or substantially all of the assets and properties of the Company, PROVIDED that, subject to the rights of the Special Member under Section 4.01(c) of the Warrant Agreement, the Company shall be permitted to enter into a Forced Sale without such consent at any time after the fifth anniversary of the date hereof so long as the Company shall have provided written notice thereof to the "Holders" (as defined in the Warrant Agreement), which notice shall set forth the consideration (including amount and type) and the other terms and conditions thereof, at least 20 days prior to the consummation thereof; and

               (xv) at any time that the Board of Managers consists of three or more members that are also employees of Holdings, enter into any employment agreement, profits interests agreement, incentive plan agreement or any other employment related agreement with any employee or prospective employee of the Company.

          (g) Notwithstanding anything to the contrary set forth in this Agreement, at any time that the Special Member's right to select a member of the Board of Managers has been terminated (and not reinstated) under Section 4.2(c), the Board of Managers shall not, without the consent of the Special Member, which may be granted in its sole and absolute discretion, cause the Company to:

               (i) amend, waive or otherwise modify this Agreement or the Administrative Services Agreement, PROVIDED that the Board of Managers may amend this Agreement to reflect the rights of Additional Units or Other Equity permitted to be issued under this Agreement, subject only to the consent of the Special Member as to the form of such amendment and, notwithstanding anything to the contrary contained herein, the Special Member may not withhold its consent based on the substance of such amendment;

               (ii) change the lines of business of the Company or any of its Subsidiaries to any lines of business other than a line of business specified in Section 3.1 of this Agreement;

               (iii) sell, assign or transfer assets of the Company or any of its Subsidiaries (including equity interests in Centerbrook or any other Subsidiary of the Company) to CharterMac or any of its Affiliates;

               (iv) issue to the Charter Member or its Affiliates additional Units or Other Equity which are senior in any respect to the Units owned by the Special Member;

               (v) permit any transactions between (x) the Company and/or Centerbrook or any other Subsidiary of the Company on the one hand and
          (y) the Charter Member or any of its Affiliates (other than the Company and its wholly-owned Subsidiaries) or any non-wholly-owned Subsidiary of the Company on the other hand, unless such transaction is on arm's length terms no less favorable than that which could be obtained from an independent third party, other than the Administrative Services Agreement and the issuance of Units to the Charter Member in accordance with the terms hereof;

               (vi) issuance of any equity interest in Centerbrook or any other Subsidiary of the Company to the Charter Member or any of its Affiliates (other than the Company or any of its Subsidiaries);

               (vii) form or acquire, or permit any of its Subsidiaries to form or acquire, any non-wholly-owned Subsidiaries to the extent that any ownership interest therein is held by CharterMac or any of its Affiliates (other than the Company or any of its wholly-owned Subsidiaries);

               (viii) sell all or substantially all of the assets and properties of the Company, PROVIDED that, subject to the rights of the Special Member under Section 4.01(c) of the Warrant Agreement, the Company shall be permitted to enter into a Forced Sale without such consent at any time after the fifth anniversary of the date hereof so long as the Company shall have provided written notice thereof to the "Holders" (as defined in the Warrant Agreement), which notice shall set forth the consideration (including amount and type) and the other terms and conditions thereof, at least 20 days prior to the consummation thereof; and

               (ix) at any time that the Board of Managers consists of three or more members that are also employees of Holdings, enter into any employment agreement, profits interests agreement, incentive plan agreement or any other employment related agreement with any employee or prospective employee of the Company.

     7.3  Reimbursement of the Board of Managers
          --------------------------------------

          (a) The Board of Managers shall be reimbursed for all out-of-pocket expenses that it incurs on behalf of the Company.

          (b)  Such   reimbursement   shall  be  in  addition  to  (but  without
     duplication of) any reimbursement made as a result of indemnification pursuant to Section 7.5 hereof.

     7.4  Transactions with Affiliates
          ----------------------------

          (a) (i) The Company may lend or contribute funds or other assets to Subsidiaries and such Subsidiaries may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Board of Managers.

               (ii) The foregoing authority shall not create any right or benefit in favor of any Affiliate or any other Person.

          (b) The Company may in the ordinary course of business Transfer assets to Subsidiaries and entities which thereby become Subsidiaries upon such terms and subject to such conditions consistent with this Agreement and applicable law as the Board of Managers, in its sole and absolute discretion, may determine.

          (c) The Company may enter into an Administrative Services Agreement, in respect of services to be performed, directly or indirectly, for the benefit of the Company, the Members, any Subsidiaries of the Company or any Affiliate of any of them, on terms to be approved by the Members.

          (d) One of the principal purposes for the formation of the Company is to engage in the Credit Enhancement Business with respect to tax exempt bonds owned by CharterMac and its Affiliates and returns to investors in investment programs sponsored by CharterMac or its Affiliates. Accordingly, the Board of Managers, without the consent of the Members, shall have the authority to enter into agreements directly or through Centerbrook and its directly or indirectly owned Subsidiaries to engage in the Credit Enhancement Business with CharterMac and its Affiliates and it shall not constitute a breach of duty, including any fiduciary duty, to enter into such transactions, PROVIDED that the Board of Managers reasonably determines in each case that the credit enhancement transaction meets the requirements set forth in this Agreement and the operating agreement of the applicable Subsidiary and is on arm's length terms no less favorable than that which could be obtained from an independent third party.

          (e) Nothing in this Section 7.4 shall limit Section 7.2(f) or Section 7.2(g).

     7.5  Indemnification
          ---------------

          (a) (i) To the fullest extent permitted by Delaware law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that such Indemnitee becomes subject to or liable for by reason of the formation, operation, dissolution or termination of the Company or the actions of such Indemnitee in connection with the conduct of the affairs of the Company, except to the extent it is finally determined by a court of competent jurisdiction, from which no further appeal may be taken, that such Indemnitee's action constituted intentional acts or omissions constituting willful misconduct or gross negligence.

               (ii) Any indemnification pursuant to this Section 7.5 shall be made only out of the assets of the Company, and neither the Charter Member nor Special Member shall have any obligation to contribute to the capital of the Company, or otherwise provide funds, to enable the Company to fund its obligations under this Section 7.5.

          (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the proceeding so long as such Indemnitee or a Person on such Indemnitee's behalf shall have provided the Company with a written undertaking to reimburse the Company for all amounts advanced if it is ultimately determined that such Indemnitee is not entitled to indemnification hereunder.

          (c) The indemnification provided by this Section 7.5 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote or consent of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

          (d) Notwithstanding any duty otherwise existing at law or in equity, and to the fullest extent permitted by law, the members of the Board of Managers shall not be subject to a fiduciary duty to the Company or the Members and each member of the Board of Managers shall be entitled to vote or consent based on the interests of, and in accordance with the directions of, the Member appointing him or her.

          (e) The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Board of Managers shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.5 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (g) (i) The provisions of this Section 7.5 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

               (ii) Any amendment, modification or repeal of this Section 7.5 or any provision hereof shall be prospective only and shall not in any way affect the Company's liability to any Indemnitee under this
          Section 7.5, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     7.6  Liability of the Members of the Board of Managers and the Members
          -----------------------------------------------------------------

          (a) Notwithstanding anything to the contrary set forth in this Agreement, the Members and the members of the Board of Managers shall not be liable for monetary damages to the Company or any Members for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission unless such member of the Board of Managers' or the Member's actions constitute intentional acts or omissions constituting willful misconduct or gross negligence.

          (b) The members of the Board of Managers and the Members shall not be responsible for any misconduct or negligence on the part of any agent appointed by the Board of Managers in good faith.

          (c) Notwithstanding any duty that might otherwise have existed under law or equity, whenever this Agreement or any other agreement contemplated hereby provides any Indemnitee or their respective Affiliates is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Indemnitee or such Affiliate shall, to the fullest extent permitted by law, be entitled to consider such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any Member, or (ii) in its "good faith" or under another express standard, any Indemnitee or Affiliate thereof shall act under such express standard and shall not be subject to any other or different standards, imposed by this Agreement, any other agreement contemplated hereby or applicable law or equitable principles, unless otherwise required by a mandatory provision of applicable law.

          (d) The provisions of this Agreement, to the extent they restrict or eliminate the duties and liabilities of any Indemnitee or Affiliate thereof otherwise existing at law or in equity, are agreed by the Members to completely replace such other duties and liabilities of the Indemnitee or their Affiliates.

     7.7  Other Matters Concerning the Board of Managers
          ----------------------------------------------

          (a) The members of the Board of Managers may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

          (b) The members of the Board of Managers may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the members of the Board of Managers reasonably believe to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith if taken in accordance with such opinion.

          (c) In the event an attorney in fact is acting on behalf of the members of the Board of Managers, such attorney in fact shall, to the extent provided by the members of the Board of Managers in their power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the members of the Board of Managers hereunder.

     7.8  Reliance by Third Parties
          -------------------------

          (a) Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Managers has full power and authority, without consent or approval of any Member or any other Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Board of Managers as if the Board of Managers were the Company's sole party in interest, both legally and beneficially.

          (b) To the fullest extent permitted by law, each Member hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the Board of Managers in connection with any such dealing, other than in connection with actions requiring consent pursuant to Section 7.2(f) and Section 7.2(g).

          (c) In no event shall any Person dealing with the Board of Managers or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Board of Managers or their representatives.

          (d) Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Managers or its representatives at the direction of the Board of Managers shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that

               (i)  at  the  time  of  the   execution   and  delivery  of  such
          certificate, document or instrument, this Agreement was in full force and effect;

               (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company; and

               (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

                                    ARTICLE 8
                      RIGHTS AND OBLIGATIONS OF THE MEMBERS

     8.1  Limitation of Liability
          -----------------------

          The Members shall have no liability  under this  Agreement  except for
intentional  acts  or  omissions   constituting   willful  misconduct  or  gross
negligence.

     8.2  Management of Business
          ----------------------

          The Members shall not take part in the day-to-day operations or management of the Company, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company, except through the Board of Managers.

     8.3  Outside Activities of the Members
          ---------------------------------

          (a) Notwithstanding any duty otherwise existing at law or in equity, any Member or member of the Board of Managers and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Member shall be entitled to and may engage in or possess an interest in any other business venture, of every nature and description, independently or with others, whether or not competitive with the business of the Company, except as separately agreed in writing between the Special Member and the Charter Member.

          (b) Notwithstanding any duty otherwise existing at law or in equity, neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures, or the income derived therefrom, of any Member outside of the business contemplated by this Agreement and/or any exhibits hereto.

     8.4  Rights of Members Relating to the Company
          -----------------------------------------

          (a) In addition to the other rights provided by this Agreement or by the Company Act, and except as limited by Section 8.4(d), the Company shall promptly provide to the Members all information reasonably requested by any or all of them in connection with any filing requirements (whether related to tax or otherwise) applicable to any Member.

          (b) In addition to the other rights provided by this Agreement or by the Company Act, and except as limited by Section 8.4(d), each Member shall have the right, PROVIDED that such request is for a purpose reasonably related to such Member's interest as a Member in the Company, upon written demand with a statement of the purpose of such demand and at such Member's own expense:

               (i) to obtain a copy of the Company's federal, state and local income tax returns for each Company Year;

               (ii) to obtain a current list of the name and last known business, residence or mailing address of any Member;

               (iii) to obtain a copy of this Agreement and the Certificate and all amendments or restatements thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments and/or restatements thereto have been executed.

          (c) In addition to the other rights provided by this Agreement or by the Company Act and except as limited by Section 8.4(d) hereof, the Board of Managers shall send to each Member at the Company's expense, within the time periods set forth below:

               (i) as soon as available and in any event within 120 days after the close of each Company Year, (a) the statements of income of the Company for such Company Year, (b) the related balance sheets (including any related notes thereto) of the Company as at the end of such Company Year, (c) the related statements of equity and cash flows for the Fiscal Year, (d) the related notes to the financial statements and (d) an opinion of the Company Auditor, which opinion shall state that the final statements of income, retained earnings and cash flows and balance sheet (including the related notes thereto) delivered under this clause fairly present the financial condition and results of operations of the Company as at the end of, and for, such Company Year in accordance with GAAP;

               (ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each Company Year of the Company, (a) the statements of income of the Company for each such quarter and (b) the related balance sheets (including any related notes thereto) of the Company as at the end of such quarter and the related statements of cash flows for the period from the beginning of such Company Year to the end of such quarter;

               (iii) as soon as available  with  respect to each  Company  Year,
          annual  budgets  of  the  Company,   Centerbrook  and  each  of  their
          Subsidiaries;

               (iv) as soon as available, copies of (a) any auditors' reviews pursuant to Section 2.11(g) of the Centerbrook Operating Agreement,
          (b) all reports and notices pursuant to Section 9.2 of the Centerbrook Operating Agreement, (c) each "Distribution Schedule" (as defined in the Centerbrook Operating Agreement) delivered pursuant to Section
          13.2 of the Centerbrook Operating Agreement and (d) all other notices and reports delivered under or pursuant to the Centerbrook Operating Agreement; and

               (v) upon the occurrence thereof, notice of any event described in
          Section 12.1(i) of the Centerbrook Operating Agreement.

          (d) Notwithstanding any other provision of this Section 8.4, the Company may keep confidential from each Member, for such period of time as the Board of Managers reasonably believes is necessary, any information that

               (i) the Company is required by law to keep confidential; or

               (ii) the Company is required by agreements  with an  unaffiliated third party to keep confidential, to the extent that such Member shall not have agreed to keep any such information confidential on substantially similar terms and conditions as shall have been agreed by the Company in such agreement;

          PROVIDED that, notwithstanding the provisions of this Section 8.4(d), the Members shall in any event be entitled to obtain copies of the Company's tax returns and information reasonably needed by either Member to prepare tax returns as provided in Section 8.4(b)(i).

                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

     9.1  Records and Accounting
          ----------------------

          (a) The Board of Managers shall keep or cause to be kept at the principal office of the Company those records and documents required to be maintained by the Company Act and other books and records deemed by the Board of Managers to be appropriate with respect to the Company's business, and to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 8.4(a) hereof. Subject to Section 8.4(d), any Member (or its duly authorized representative), at the expense of such Member, shall have the right at any time to inspect and copy from such books, records and documents during normal business hours upon reasonable notice, PROVIDED that such inspection and copying do not interfere with the normal business operations of the Company; and PROVIDED, FURTHER, that such inspection is for a purpose reasonably related to such Member's interest as a Member of the Company.

          (b) Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, PROVIDED that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

                                   ARTICLE 10
                                   TAX MATTERS

     10.1 Preparation of Tax Returns
          --------------------------

          (a) The Board of Mangers shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use commercially reasonable efforts to furnish, within one hundred eighty (180) days of the close of each taxable year, the tax information reasonably required by the Members for federal and state income tax reporting purposes. In addition, the Board of Managers shall, within seventy-five (75) days after the close of each taxable year, furnish the Members with a list of states where Company income is reportable for such taxable year, together with an estimate of such income allocable to each such state.

     10.2 Tax Elections
          -------------

          (a) The Board of Managers shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; PROVIDED, HOWEVER, that, to the extent any such election affects the amount or timing of recognition of gain or taxable income or loss by the Members, such election shall only be made with the consent of the Members, which shall not be unreasonably withheld.

          (b) The Board of Managers shall have the right to seek to revoke any tax election it makes, PROVIDED, HOWEVER, that, to the extent any such revocation of election affects the amount or timing of recognition of gain or taxable income or loss by the Members, such revocation of election shall only be made with the consent of the Members, which shall not be unreasonably withheld.

     10.3 Tax Matters Member
          ------------------

          (a) The Charter Member shall serve as the "tax matters partner" of the Company for federal income tax purposes.

          (b) Upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Company, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Members; PROVIDED that such information is provided to the Company by the Members. The Members shall have the right at their expense to participate in any audits.

          (c) Except as otherwise provided in this Agreement, the tax matters partner is authorized, but not required:

               (i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Members, PROVIDED that no action shall be taken without the consent of the Board of Managers and such settlement agreement shall not bind any Member:

                    (A) who (within the time prescribed pursuant to the Code and
               Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Member; or

                    (B)  who  is a  "NOTICE  PARTNER"  (as  defined  in  Section
               6231(a)(8) of the Code) or a member of a "NOTICE GROUP" (as defined in Section 6223(b)(2) of the Code);

               (ii) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Company's principal place of business is located;

               (iii) to intervene in any action brought by any other Member for judicial review of a final adjustment;

               (iv) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

               (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Member for tax purposes, or an item affected by such item; and

               (vi) to take any other action on behalf of the Members or the Company in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

          The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the Board of Managers set forth in Section 7.6 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

          (d) (i) The tax matters partner shall receive no compensation for its services as such.

               (ii) All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company.

               (iii) Nothing herein shall be construed to restrict the Company from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Company for such services is reasonable.

     10.4 Organizational Expenses
          -----------------------

          The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company as provided in Section 709 of the Code.

     10.5 Withholding
          -----------

          (a) The Members hereby authorize the Company to withhold from, or pay on behalf of or with respect to, such Member any amount of federal, state, local, or foreign taxes that the Board of Managers determines that the Company is required by law to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Prior to withholding, the Board of Managers shall endeavor to (i) provide reasonable advance notice to the Members, which shall provide the basis for withholding and (ii) if requested, discuss the need to withhold with the Members. The Board of Managers shall permit a Member who is subject to withholding to contest the obligation to withhold at its own expense.

          (b) (i) Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Board of Managers that such payment must be made unless

                    (A) first, the Company withholds such payment from a distribution which would otherwise be made to the Member; or

                    (B) second,  the Board of Managers  determines,  in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the respective Member.

               (ii) Any amounts withheld pursuant to the foregoing clauses (A) or (B) shall be treated as having been distributed to such Member.

          (c) (i) Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member's Membership Interest to secure such Member's obligation to pay to the Company any amounts required to be paid pursuant to this Section 10.5.

               (ii) (A) In the event that a Member fails to pay when due any amounts owed to the Company pursuant to this Section 10.5, the non-defaulting Member may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member.

                    (B) Without  limitation,  in such event, the  non-defaulting
               Member shall have the right to receive distributions that would otherwise be distributable to such defaulting Member until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the non-defaulting Member shall be treated as having been distributed to the defaulting Member and immediately paid by the defaulting Member to the non-defaulting Member in repayment of such loan.

               (iii) Any amount payable by a Member hereunder shall bear interest at the Interest Rate plus four (4) percentage points, but in no event higher than the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.

               (iv) Each Member shall take such actions as the Company or the Board of Managers shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE 11
                           TRANSFERS AND RESIGNATIONS

     11.1 Transfer
          --------

          (a) No Membership Interest shall be Transferred, in whole or in part except in accordance with this Article 11, and any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article 11 shall, to the fullest extent permitted by law, be null and void.

          (b) The bankruptcy (as defined in the Company Act) of a Member, in and of itself, shall not cause such Member to cease to be a Member or to dissolve or terminate the Company.

     11.2 Transfer of Membership Interests
          --------------------------------

          (a) A Member may Transfer, in whole or in part, its Membership Interest to any Person and such Person shall be admitted to the Company as a Substitute Member, PROVIDED that (i) subject to clause (b) below, the affirmative consent of the Charter Member shall have been obtained for any such Transfer, (ii) subject to clause (b) below, the affirmative consent of the Special Member shall have been obtained for any such Transfer by the Charter Member or any of its Affiliates, (iii) such Transfer shall not be permitted (A) if it results in (x) the Company being classified as a publicly traded partnership for purposes of Section 7704 of the Code, (y) a violation of the federal securities laws or in the Company being treated as an investment company under the Investment Company Act of 1940, as amended, or (z) a violation of, or make the Company subject to the requirements of ERISA or result in the assets of the Company being treated as "plan assets" under ERISA, or (B) if the transferee is not treated as a United States person within the meaning of section 7701(a)(30) of the Code, (iv) the applicable Substituted Member shall have delivered to the Board of Managers evidence of acceptance in a form reasonably satisfactory to the Board of Managers of all of the terms and conditions of this Agreement and (v) any Transfer by a Member that is a "Holder" under the Warrant shall comply with
     Section 3 of the Warrant Agreement.

          (b) Notwithstanding clause (a)(i) above, the following Transfers shall not require the consent of either the Charter Member or the Special Member:

               (i) any Transfer of Units contemplated by or pursuant to the Warrant Agreement;

               (ii) any Transfer of a Membership Interest by a Member to any Affiliate of such Member or any member, manager or partner thereof;

               (iii) any Transfer by the Charter Member of its Membership Interest (x) so long as a "Change of Control" (as defined in the Warrant Agreement) has not occurred and would not occur as a result of such Transfer or (y) at any time that the Special Member's right to select a member of the Board of Managers has been has been terminated (and not reinstated) under Section 4.2(d) hereof;

               (iv) any Transfer of a Membership Interest by the Special Member after the occurrence and during the continuance of (x) an event described in clauses (b) through (e) of the definition of "Triggering Event" in the Warrant Agreement, (y) a Put Default or (z) a CharterMac Event; and

               (v) any bona fide pledge or assignment of a security interest to a financial institution by the Charter Member or the Special Member in all or any portion of a its Membership Interest to secure full recourse obligations of such Member and, following a default, such financial institution (or its transferee or nominee) may exercise its default remedies and may acquire the Member Interest of such Member and become a Member;

          (c) A Substituted Member who has been admitted as a Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement. Upon the admission of a Substituted Member, without the need for any additional act or consent of any Person, the Board of Managers shall amend Exhibit A to reflect the name, address, number of Units, and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Member.

     11.3 General Provisions
          ------------------

          (a) No Member may resign from the Company other than as a result of a permitted Transfer of all of such Member's Units in accordance with this
     Article 11.

          (b) Any Member which shall Transfer all of its Units in a Transfer permitted pursuant to this Article 11 shall cease to be a Member upon the effective date of the Transfer.

          (c) (i) Solely for purposes of making such allocations, each of such items for the calendar month in which the Transfer or assignment occurs shall be allocated to the transferee Member, and none of such items for the calendar month in which an exchange, transfer or assignment occurs shall be allocated to the transferor Member, PROVIDED, HOWEVER, that the Board of Managers may adopt such other conventions relating to allocations in connection with transfers, assignments, or exchanges as it determines are necessary or appropriate.

               (ii) All distributions of Available Cash attributable to Units, with respect to which the Company Record Date is before the date of such transfer, assignment, or exchange of such Units, shall be made to the transferor Member, and in the case of a transfer or assignment other than an exchange, all distributions of Available Cash thereafter attributable to such Units shall be made to the transferee Member.

                                   ARTICLE 12
                              ADMISSION OF MEMBERS

     12.1 Amendment of Agreement and Certificate
          --------------------------------------

          For the admission to the Company of any Member in accordance with the provisions of this Agreement, without the need for any additional act or consent of any Person (except for any consent required under any other section of this Agreement), the Board of Managers shall take all steps necessary and appropriate under the Company Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

     13.1 Dissolution
          -----------

          (a) The Company shall not be dissolved by the admission of Substituted Members or by the admission of a successor Charter Board Member or IXIS Board Member or the admission of any other Person as a Member in accordance with the terms of this Agreement.

          (b) The Company shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("LIQUIDATING EVENTS"):

               (i) an election to dissolve the Company made by the Board of Managers;

               (ii) entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the Company Act;

               (iii) the sale of all or substantially all of the assets and properties of the Company; and

               (iv) any time there are no members of the Company, unless the Company is continued without dissolution in accordance with the Company Act.

     13.2 Winding Up
          ----------

          (a) (i) Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members.

               (ii) No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs.

               (iii) The Board of Managers, or, in the event there is no remaining member of the Board of Managers, any other Person elected with the consent of the Members to act as liquidating trustee (the Board of Managers or such other Person being referred to herein as the "LIQUIDATOR"), shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and property and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order, unless otherwise required by mandatory provisions of applicable law:

                    (A) First, to the satisfaction of all of the Company's debts and liabilities to creditors other than the Members (whether by payment or reasonable provision for payment thereof);

                    (B) Second, to the satisfaction of all of the Company's debts and liabilities to the Members (whether by payment or reasonable provision for payment thereof) in proportion to their outstanding principal balances thereof;

                    (C) The balance, if any, to the Members to the extent of and in accordance with the Percentage Interests, after giving effect to all contributions, distributions, and allocations for all periods.

               (iv) The Board of Managers or its designee shall not receive any additional compensation for any services performed pursuant to this
          Article 13.

               (v) Any distributions pursuant to this Section 13.2(a) shall be made by the end of the Company's taxable year in which the dissolution occurs (or, if later, within 90 days after the date of the dissolution).

          (b) (i) Notwithstanding the provisions of Section 13.2(a) hereof which require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if the Liquidator determines that an immediate sale of part or all of the Company's assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any asset except those necessary or advisable to satisfy liabilities of the Company (including those to Members as creditors) or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation.

               (ii) Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interests of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.

               (iii) The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

          (c) In the reasonable discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 13 may be:

               (i) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent, conditional or unmatured liabilities or obligations of the Company or the Board of Managers arising out of or in connection with the Company; the assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement; or

               (ii) withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent, conditional, unmatured or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, PROVIDED that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 13.2(a) hereof as soon as practicable.

     13.3 No Obligation to Contribute Deficit
          -----------------------------------

          If any Member has a deficit balance in his Capital Account (as defined in Schedule B) (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such
dissolution  occurs),   such  Member  shall  have  no  obligation  to  make  any
contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

     13.4 Rights of the Members
          ---------------------

          Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company.

     13.5 Notice of Dissolution
          ---------------------

          In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election by one or more Members pursuant to Section
13.1 hereof, result in a dissolution of the Company, the Board of Managers shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members.

     13.6 Termination of Company and Cancellation of Certificate
          ------------------------------------------------------

          Upon the completion of the winding up of the Company's affairs, as provided in Section 13.2 hereof, the Company shall be terminated by the filing of a certificate of cancellation with the Secretary of State of the State of Delaware pursuant to the Company Act, and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company in jurisdictions other than Delaware shall be taken.

     13.7 Reasonable Time for Winding Up
          ------------------------------

          A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect among the Members during the period of winding up.

     13.8 Waiver of Partition
          -------------------

          Each Member hereby waives any right to partition of the Company property.

                                   ARTICLE 14
                   AMENDMENT OF OPERATING AGREEMENT; MEETINGS

     14.1 Amendments
          ----------

          Subject to Sections 4.3(b), 7.2(f), 7.2(g) and 12.1, this Agreement may only be amended, supplemented or otherwise modified with the prior written consent of the Charter Member.

     14.2 Meetings of the Members
          -----------------------

          (a) (i) Meetings of the Members may be called from time to time by the Board of Managers and shall be called upon the receipt by Board of Managers of a written request by either Member.

               (ii) Notice of any such meeting shall be given to all Members not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting.

               (iii) The request shall state the nature of the business to be transacted.

               (iv) Members may vote in person or by proxy at such meeting.

               (v) Whenever the vote or consent of the Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in Section 14.2(b) hereof.

          (b) (i) Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting and without prior notice if a written consent setting forth the action so taken is signed by the Members required to consent to such action.

               (ii) Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote at a meeting.

               (iii) Such consent shall be filed with the Board of Managers.

               (iv) An action so taken shall be deemed to have been taken at a meeting held on the effective date of the consent as certified by the Board of Managers.

          (c) (i) Each Member may authorize any Person or Persons to act for him by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.

               (ii) Every proxy must be signed by the Member or his attorney in fact and a copy thereof delivered to the Company.

               (iii) No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.

               (iv) Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Board of Managers' receipt of written notice of such revocation from the Member executing such proxy.

          (d) Each meeting of the Members shall be conducted by the Board of Managers or such other Person as the Board of Managers may appoint pursuant to such rules for the conduct of the meeting as the Board of Managers or such other Person deems appropriate.

                                   ARTICLE 15
                               GENERAL PROVISIONS

     15.1 Addresses and Notice
          --------------------

          Any notice, demand, request or report required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by overnight delivery or via facsimile to such Member at the address set forth in Schedule A or such other address of which such Member shall notify the Board of Managers in writing.

     15.2 Titles and Captions
          -------------------

          All article or section titles or captions in this Agreement are for convenience only, shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "ARTICLES" and "SECTIONS" are to Articles and Sections of this Agreement.

     15.3 Pronouns and Plurals
          --------------------

          Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     15.4 Further Action
          --------------

          The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     15.5 Binding Effect
          --------------

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     15.6 Creditors
          ---------

          Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

     15.7 Waiver
          ------

          No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     15.8 Counterparts
          ------------

          This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

     15.9 Applicable Law
          --------------

          This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     15.10 Invalidity of Provisions
           ------------------------

          If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     15.11 Entire Agreement
           ----------------

          This Agreement, together with the Administrative Services Agreement, the Warrant Agreement and the Registration Rights Agreement dated as of the date hereof between IXIS Financial Products Inc. and the Company, contains the entire understanding and agreement among the Members with respect to the subject matter hereof and thereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

     15.12 Merger
           ------

          Subject to Section 7.2(f) and Section 7.2(g), solely upon the consent of the Board of Managers and without the need for the consent of any other Person, including any Member, the Company may merge with, or consolidate into, or convert into, any Person or Entity in accordance with the Company Act and any other applicable law.

     15.13 Acquisition of Debt
           -------------------

          The Charter Member shall not acquire any debt, additional Units or Other Equity that have been issued by the Company or any of its Subsidiaries to third parties from such third parties without the consent of the Special Member.

          Signature Page to Limited Liability Company Agreement of Centerbrook Holdings LLC by and among the undersigned and the other parties thereto.



                                                    CHARTER MEMBER:


                                                    CHARTER MAC CORPORATION


                                                   By: /s/ Marc D. Schnitzer
                                                       ---------------------
                                                 Name: Marc D. Schnitzer
                                                Title: Chief Executive Officer




                                                    SPECIAL MEMBER:


                                                    IXIS FINANCIAL PRODUCTS INC.


                                                   By: /s/ N. Mumford
                                                       --------------
                                                 Name: N. Mumford
                                                Title: Managing Director

                                                   By: /s/ Christopher Hayden
                                                       ----------------------
                                                 Name: Christopher Hayden
                                                Title: Managing Director

                                   SCHEDULE A
                                   ----------

                              ADDRESSES FOR NOTICES
                              ---------------------

If to the Charter Member, to:

         Charter Mac Corporation
         625 Madison Avenue
         New York, New York  10022
         Attention:  Marc Schnitzer

         with a copy to:

         Proskauer Rose LLP
         1585 Broadway
         New York, New York  10036-8299
         Attention:  Steven A. Fishman, Esq.

If to the Special Member, to:

         IXIS Financial Products Inc.
         9 West 57th Street
         New York, NY 10019
         Attention:  Nick Mumford

                                   SCHEDULE B
                                   ----------

                                   ALLOCATIONS
                                   -----------

1.   DEFINED TERMS
     -------------

          "ADJUSTED CAPITAL ACCOUNT" means, with respect to any Member, its Capital Account as of the end of the relevant year, as adjusted by (i) crediting to such Capital Account any amount that such Member is obligated to restore pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Regulations or is deemed obligated to restore pursuant to Regulation Section 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debiting from such Capital Account items described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
1.704-1(b)(2)(ii)(d)(6). This definition of Adjusted Capital Account is intended to comply with the provisions of Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "CAPITAL ACCOUNT" means, with respect to any Member, the capital account maintained in accordance with Sections 1.704-1(b) and 1.704-2 of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board of Managers shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the Board of Managers may make such modification; PROVIDED that it does not have an adverse effect on the amounts distributable to any Member pursuant to Article 13 hereof upon the dissolution of the Company.

          "COMPANY MINIMUM GAIN" means "company minimum gain" as that term is defined in Regulations Section 1.704-2(d), substituting the term "Company" for the term "partnership" as the context requires.

          "DEPRECIATION" means, with respect to any asset of the Company for any Company Year or other period, the depreciation, depletion, amortization or other cost recovery deduction, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such Company Year or other period; PROVIDED, HOWEVER, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset at the beginning of such Company Year or other period, Depreciation for such asset shall be an amount that bears the same ratio to the beginning Gross Asset Value of such asset as the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such Company Year or other period bears to the beginning adjusted tax basis of such asset; PROVIDED, FURTHER, that if the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such asset for such Company Year or other period is zero, Depreciation of such asset shall be determined with reference to the beginning Gross Asset Value of such asset using any reasonable method selected by the Board of Managers.

          "EXERCISING MEMBER" has the meaning set forth in Section 2.5(d)(i) of this Schedule B.

          "GROSS ASSET VALUE" means, with respect to any asset of the Company, such asset's adjusted basis for federal income tax purposes, except as follows:

          (a) if the Board of Managers reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members, the Gross Asset Values of all Company assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the Board of Managers, as of the following times:

               (i) a  Capital  Contribution  (other  than a de  minimis  Capital
          Contribution)   to  the  Company  by  a  new  or  existing  Member  as
          consideration for a Membership Interest; or

               (ii) the  distribution  by the Company to a Member of more than a
          de  minimis  amount  of  Company  assets  as  consideration   for  the
          repurchase of a Membership Interest; or

               (iii) the  liquidation  of the  Company  within  the  meaning  of
          Section 1.704-1(b)(2)(ii)(g) of the Regulations;

          (b) the Gross Asset Values of Company assets distributed to any Member shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) without reduction for liabilities, as reasonably determined by the Board of Managers as of the date of distribution; and

          (c) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital
     Accounts  pursuant  to  Section  1.704-1(b)(2)(iv)(m)  of the  Regulations;

     PROVIDED, HOWEVER, that Gross Asset Values shall not be adjusted pursuant to this subsection (c) to the extent that the Board of Managers reasonably determines that an adjustment pursuant to subsection (a) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (c).

     At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Company's assets for purposes of computing Net Income and Net Loss.

     "MEMBER NONRECOURSE DEDUCTION" means "partner nonrecourse deduction" as that term is defined in Regulations Section 1.704-2(i), substituting the term "Member" for the term "partner" as the context requires.

     "MEMBER NONRECOURSE LOAN" means a loan made to, or credit arrangement for the benefit of, the Company by a Member or by a person related to a Member (as defined in Regulations Section 1.752-4(b), substituting the term "Member" for the term "partner" as the context requires) which by its terms exculpates the Members from personal liability on the debt, but under which such Member or related person bears the ultimate economic risk of loss within the meaning of Regulations Section 1.752-2.

     "NET INCOME" or "NET LOSS" means, for each Company Year or other applicable period, an amount equal to the Company's taxable income or loss for such year or period as determined for federal income tax purposes by the Board of Managers, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows:

          (a) by including as an item of gross income any tax exempt income received by the Company and not otherwise taken into account in computing Net Income or Net Loss;

          (b) by treating as a deductible expense any expenditure of the Company described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Net Income or Net Loss, including amounts paid or incurred to organize the Company (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Company and by treating deductions for any losses incurred in connection with the sale or exchange of Company property disallowed pursuant to Section 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code;

          (c) by taking into account Depreciation in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing taxable income or loss;

          (d) by computing gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes by reference to the Gross Asset Value of such property rather than its adjusted tax basis;

          (e) in the event of an adjustment of the Gross Asset Value of any Company asset which requires that the Capital Accounts of the Company be adjusted pursuant to Sections 1.704 1(b)(2)(iv)(e), (f) and (g) of the Regulations, by taking into account the amount of such adjustment as if such adjustment represented additional Net Income or Net Loss; and

          (f) by not taking into account in computing Net Income or Net Loss items separately allocated to the Members.

     "NONRECOURSE   DEDUCTIONS"   has  the   meaning   set  forth  in   Sections
1.704-2(b)(1) and 1.704-2(c) of the Regulations.

2.   ALLOCATIONS
     -----------

     2.1  Allocations of Net Income
          -------------------------

          Net Income of the Company for any Company Year or other period shall be allocated to the Members in proportion to their respective Percentage Interest.

     2.2  Allocation of Net Losses
          ------------------------

          Net Losses for any Company Year or other period shall be allocated to the Members in proportion to their respective Percentage Interest. Notwithstanding the foregoing, (i) to the extent that any allocation of Net Losses pursuant to this Section 2.2 would cause or increase a deficit balance in a Member's Adjusted Capital Account, such portion of such Net Losses shall be reallocated among the Members with positive Adjusted
     Capital Account balances, pro rata in accordance with such positive balances, until no Member has a positive Adjusted Capital Account balance and (ii) to the extent that any allocations were made pursuant to clause
     (i) above, then Net Income shall be allocated to the Members until the aggregate amount of Net Income allocated under this clause (ii) is equal to the aggregate amount of Net Loss allocated pursuant to clause (i) above.

     2.3  Allocation Adjustment Upon Issuance of Member Interests
          -------------------------------------------------------

          The Board of Managers shall have the authority to adjust the allocations of Net Income and Net Losses for the issuance of Membership Interests pursuant to this Schedule B and the issuance of other Membership Interests as authorized by the Board of Managers, PROVIDED that any such adjustment shall not affect any Member disproportionately without such Member's prior written consent and shall not disproportionately benefit the Charter Member.

     2.4  Certain Special Allocations
          ---------------------------

          Notwithstanding any other provision of this Agreement, the following allocations shall be made prior to any other allocations under this Agreement and in the following order of priority:

          (a) (i) If there is a net decrease in Company Minimum Gain during any Company Year or period so that an allocation is required by Regulations Section 1.704-2(f), items of income and gain shall be allocated to the Members in the manner and to the extent required by such Regulation. This provision is intended to be a minimum gain chargeback within the meaning of Regulations Section 1.704-2(f)(1) and shall be interpreted and applied consistently therewith.

               (ii) If there is a net decrease in the minimum gain attributable to a Member Nonrecourse Loan during any Company Year or period so that an allocation is required by Regulations Section 1.704-2(i)(4) (minimum gain chargeback attributable to a member nonrecourse debt), items of income and gain shall be allocated in the manner and to the extent required by such Regulation.

          (b) If, at the close of any Company Year, allocations of Net Income or Net Losses pursuant to the other provisions of this Section 2, would not prevent or would cause any Member to have a negative Adjusted Capital
     Account balance, then gross income of the Company for such year and each subsequent year (if necessary) shall be allocated to such Member to the extent required to eliminate, as quickly as possible, such negative Adjusted Capital Account balance. This Section 2.4(b) is intended to comply with the qualified income offset requirement of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (c) Nonrecourse Deductions, if any, for any Company Year or period shall be allocated to the Members in proportion to their Percentage Interests.

          (d) Member Nonrecourse Deductions shall be allocated to the Member that bears the economic risk of loss with respect to the loan giving rise to such deduction within the meaning of Regulations Section 1.752-2.

     2.5  Allocation for Income Tax Purposes
          ----------------------------------

          (a) For federal, state and local income tax purposes, all items of taxable income, gain, loss, and deduction for each Company Year or period shall be allocated among the Members in accordance with the manner in which the corresponding items were allocated under Sections 2.1, 2.2, 2.3, 2.4(b) and 2.4(c) of this Schedule B.

          (b) If property is contributed to the Company by a Member and there is a difference between the basis of such property to the Company for federal income tax purposes and the fair market value at the time of its contribution, then items of income, gain, deduction and loss with respect to such property, as computed for federal income tax purposes (but not for book purposes), shall be allocated (in any permitted manner determined by the Board of Managers) among the Members so as to take account of such book/tax difference as required by Code Section 704(c).

          (c) If property (other than property described in Section 2.5(b)) of the Company is reflected in the Adjusted Capital Accounts of the Members and on the books of the Company at a book value that differs from the adjusted basis of such property for federal income tax purposes by reason of a revaluation of such property, then items of income, gain, deduction and loss with respect to such property, as computed for federal income tax purposes (but not for book purposes), shall be allocated (in any permitted manner determined by the Board of Managers), with the prior written consent of each affected Member (which consent shall not be unreasonably withheld), among the Members in a manner that takes account of the difference between the adjusted basis of such property for federal income tax purposes and its book value in the same manner as differences between adjusted basis and fair market value are taken into account in determining the Members' shares of tax items under Code Section 704(c).

          (d) (i) In connection with the exercise of the rights under the Warrant Agreement, allocations shall be made in respect of the Units issued upon such exercise in a manner consistent with the allocations described in Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s) or in accordance with then applicable law, as determined by the Board of Managers in good faith after consultation with the Company's legal and tax advisors, and with the value of the Company, to the extent relevant, determined with the prior written consent of the Special Member (which consent shall not be unreasonably withheld). Solely for federal income tax purposes, any unrealized income, gain, loss, or deduction in assets of the Company (that has not been reflected in the Adjusted Capital Account previously) shall first be allocated to the Member exercising the Warrant ("Exercising Member") to the extent necessary to reflect such Member's share in partnership capital, and second to the Members in accordance with Section 704(b) and (c) of the Code and the Treasury Regulations promulgated thereunder using "traditional method" as set forth under Regulations Section
          1.704-3(b), in any permitted manner determined by the Board of Managers.

               (ii) If, after making the allocations described in clause (i) above, the Exercising Member's Adjusted Capital Account does not reflect its right to share in the Company's capital, then, solely for federal income tax purposes, the Company's capital shall be reallocated (in any permitted manner determined by the Board of Managers) between the Members and the Exercising Member so that the Exercising Member's Adjusted Capital Account does reflect its right to share in the Company's capital. The Board of Managers shall make corrective allocations beginning with the taxable year of the exercise of the rights under the Warrant Agreement as described in Proposed Treasury Regulation Section 1.704-1(b)(4)(x).

          (e) The Members are aware of the income tax consequences of the allocations made by this Section 2, and hereby agree to be bound by the provisions of this Section 2 in reporting their shares of income, gain, loss and deduction for income tax purposes.

     2.6  Remedial Allocations
          --------------------

          The  foregoing  provisions  are  intended to comply  with  Regulations
     Section 1.704-1(b), and shall be interpreted and applied as provided in such Regulations. If the Board of Managers shall reasonably determine that the manner in which the Capital Accounts or Adjusted Capital Accounts, or any increases or decreases thereto, are computed, or the manner in which any allocations are made under Article 13 of this Agreement should be adjusted in order to comply with Section 704(b) and Section 704(c) of the Code and Regulations thereunder, the Board of Managers shall make such modifications; PROVIDED that the Board of Managers shall not modify the manner of making distributions pursuant to this Agreement. Without limiting the generality of the foregoing, the Board of Managers shall apply Sections
     2.1 and 2.2 of this Schedule B, in conjunction with Section 2.3 of this Schedule B in a manner that does not result in the duplication of the allocation of items of income, gain, deduction or loss. All elections, decisions and other matters concerning the allocations hereunder among the Members, and accounting procedures, not specifically and expressly provided for by the terms of this Agreement, including, but not limited to, the election pursuant to Section 754 of the Code (or corresponding provisions of subsequent law) to adjust the basis of the Company's assets as provided by Sections 734 and 743 of the Code, shall be reasonably determined by the Board of Managers.

     2.7  Proration of Allocations
          ------------------------

          If there is a transfer of Units, a daily net allocation of the items or amounts of net taxable income or loss allocated pursuant to this Section 2 shall be computed by dividing the items or amounts for the period by the number of days in the period. The quotient obtained shall be applied to the former Member and the present Member in proportion to the number of days each of them was a Member in the Company for such Company Year; PROVIDED that (i) any item or amount arising from the acquisition or disposition of Company assets outside of the ordinary course of business shall be taken into account as of the date thereof and (ii) the Board of Managers may, in its discretion, elect any other reasonable method for allocating net taxable income or loss between the transferor and transferee

                                    EXHIBIT A
                                    ---------

                        MEMBERS AND MEMBERSHIP INTERESTS


                                   Capital        Number of                        Percentage
Name                             Contribution       Units       Price Per Unit      Interest
----------------------------     ------------     ---------     --------------     ----------
Charter Mac Corporation          $29,700,000         297          $100,000            90%

IXIS Financial Products Inc.     $ 3,300,000          33          $100,000            10%
